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                                                                    EXHIBIT 23.2

Independent Auditors' Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76632 of Community Trust Bancorp, Inc. on Form S-3 of our report dated January 17, 2001 (except for Note 2, for which the date is January 26, 2001) appearing in the Annual Report on Form 10-K of Community Trust Bancorp, Inc. for the year ended December 31, 2000 and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Louisville, Kentucky
January 25, 2002